UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2010
 (Date of Earliest Event Reported)

Shrink Nanotechnologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	333-138083 (Commission File Number)	20-2197964 (I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
 (Address of principal executive offices)

760-804-8844
 (Registrant's telephone number, including area code)

 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective as of April 16, 2010, Mr. Victor A. Hollander was appointed to the board of directors of Shrink Nanotechnologies, Inc., a Delaware corporation (the “Company”), bringing the number of persons on the Company’s board to five, consisting of Mark L. Baum, Esq., James B. Panther II, Marshall Khine, Dr. Heiner Dreismann and Mr. Victor A. Hollander.

Simultaneously, and effective as of April 16, 2010, Mr. Hollander and Mr. Khine were appointed to the Company’s Audit Committee of the Board of Directors, said persons constituting the entire audit committee of the Company’s board of directors, with Mr. Hollander serving as committee chair.

Biography

Victor A. Hollander, age 77, a CPA, has been appointed as a director and as an audit committee member and chair as of April 16, 2010.  Since August 2, 2006, Mr. Hollander has been a Board Member of Fuqi International, Inc. (NASDAQ:FUQI), a luxury goods manufacturer based in the Peoples Republic of China, where he was also appointed as Chief Financial Officer on November 1, 2008. Presently, and since June 2007, Mr. Hollander has been a director and member of the audit committee of Micro Identification Technology, Inc. (MMTC.OB), a California based company holding a patent for and developing, a laser based microbial identification technology.  Mr. Hollander began his public accounting career in 1954 in a prominent, New York based accounting firm and, has specialized in capital raises and merger and acquisition matters since 1962 when he started the firm Berger, Turner & Hollander.  In 1966, he joined Brout & Company and opened their offices in Los Angeles.  During this time, he was the audit partner for many public companies listed on the New York Stock Exchange and the American Stock Exchange.  In 1975, he joined an international public accounting firm, Lester Witte, as the firm’s Senior Securities Partner.  In 1978 he formed his own practice, Hollander, Gilbert & Company. It was this practice that Mr. Hollander merged, as Managing Director of the West Coast Group. Mr. Hollander, after attending the University of Illinois, University of California at Los Angeles and after completing military service, graduated from California State University, Los Angeles in 1958 with a Bachelor of Arts degree in Accounting.  He has served on the Securities, Ethics and Accounting and Auditing Committees of various organizations, including the American Institute of Certified Public Accountants and California State Society of Certified Public Accountants.

With nearly 50 years of experience working with privately owned and public SEC reporting companies worldwide, Mr. Hollander has been involved in a substantial number of initial and secondary public offerings.  In addition, he regularly assists companies with accounting issues relating to public and private offerings and reverse mergers, corporate reorganizations and acquisitions, and other fund raising and regulatory matters.

Item  7.01.                      Regulation FD Disclosure

On April 22, 2010, the Company issued press releases relating to the appointment of Mr. Victor Hollander to the board and audit committee of the board as of April 16, 2010.  A copy of this press release is furnished as an exhibit to this Report.

Item 8.                                Other Matters.

Appointment of Bruce Peterson

Effective as of April 17, 2010, the Company appointed Mr. Bruce Peterson as a member of the board of its newly formed Delaware subsidiary, Shrink Chips, LLC.  In addition, Mr. Peterson was appointed to the Company’s Product Development and Commercialization Committee.

Consulting Agreement

Simultaneous with his appointment, on April 17, 2010, Mr. Peterson entered into a Consulting Agreement with the Company, appointing him to the Company’s Product Development and Commercialization Committee (the “Consulting Agreement”).  The Consulting Agreement is for a term of one year and renewable for one year periods by consent of the parties.

Compensation under Consulting Agreement

While the Consulting Agreement does not provide for a base compensation, it does provide for per deim hourly compensation for services commenced six months after entry into the agreement.

The Consulting Agreement also provides for the issuance, upon his appointment, of options to purchase 250,000 shares of the Company’s common stock, at an exercise price of the Company’s most recent bid price (currently, approximately $.16 as adjusted for the recent forward split), which options vests only upon the Company’s achieving of revenues from sales of its Shink Chips, LLC related products or licensing revenues of $500,000 per annum, as reported on the first annual report to security holders indicating such results, and expiring April 17, 2013.

Success Fees

In addition to the other cash or option based grants under the Consulting Agreement, the Company agreed to compensate Mr. Peterson, from cash proceeds from either sublicensing agreements that the Company enters into with certain strategic parties introduced by Mr. Peterson or sale of goods and services to such parties (each, a “Strategic Party”). The cash fee, if earned, shall be as follows:

•	Net of all royalties and dividends payments, five percent (5%) of sublicensing Strategic Party Cash received by the Company from a Strategic Party; or

•
Net of costs of goods or services and a pro-rata allocation of sales, general and administrative costs, three percent (3%) of the earnings received by the Company from the sale of goods and services to or through a Strategic Party.

The maximum success fee payable in respect of a Strategic Party is limited under the agreement to $3,000,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits .

10.1	Consulting Agreement, dated as of April 17, by and between Bruce Peterson and Shrink Nanotechnologies, Inc.
99.1

Press Release, dated as of April 22, 2010 relating to the appointment of Bruce Peterson as a director of the Company’s subsidiary and as a member of the Company’s Product Development and Commercialization Committee. (Deemed Furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHRINK NANOTECHNOLOGIES, INC.

Date: April 22, 2010                                                                           By:                /s/ Mark L. Baum, Esq.
                                                                                                             Name:           Mark L. Baum, Esq.
                                                                                                             Title:             Chief Executive Officer